SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☐	Soliciting Material Pursuant to §240.14a-12
MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Mindspeed Technologies, Inc. (the “Company”) confirmed that, at a regularly scheduled meeting of the Board of Directors of the Company (the “Board”) during fiscal year 2009, the Company’s management will recommend to the Board that the Board approve: (i) amendments to the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “LTIP”) and the Mindspeed Technologies, Inc. Directors Stock Plan (the “DSP”) to require a minimum three year vesting period for awards of restricted stock with time based vesting and a minimum one year vesting period for awards of restricted stock with performance based vesting; (ii) amendments to the LTIP and DSP to limit the circumstances under which the Board can accelerate vesting, waive vesting conditions or lapse restrictions on awards granted under the LTIP to death, disability, retirement or a change of control; and (iii) an amendment to the DSP to require that discretionary awards to non-employee directors can only be granted by an independent committee of the Board.